Exhibit 10a(xv)
Named Executive Officer Salaries

Name	Amount
William R. Johnson	$1,250,000
Chairman, President, and Chief Executive Officer

David C. Moran	$651,000
Executive Vice President — President & Chief Executive Officer of Heinz North America

C. Scott O’Hara	$621,000
Executive Vice President and President and Chief Executive Officer of Heinz Europe

Arthur B. Winkleblack	$625,000
Executive Vice President and Chief Financial Officer

Michael D. Milone	$585,000
Senior Vice President — Rest of World & Global Enterprise Risk Management